EXHIBIT 10.18
AMENDMENT NO. 2
TO THE
QUALCOMM INCORPORATED
NON-QUALIFIED DEFERRED COMPENSATION PLAN

The QUALCOMM Incorporated Non-Qualified Deferred Compensation Plan, as amended and restated effective September 1, 2025, and as previously amended (the “Plan”), is hereby further amended as follows, effective as of the date set forth below:
1.    The definition of “Account(s)” in Article II of the Plan is amended and restated to read as follows:
“Account(s)” means the book entry account(s) established under the Plan for each Participant to which are credited the Participant’s Basic Deferrals, Cash Incentive Deferrals, Performance-Based Compensation Deferrals, Matching Contributions, Discretionary Company Contributions and any Investment Returns with respect thereto. Account balances shall be reduced by any distributions made to the Participant or the Participant’s Beneficiary(ies) from the Plan and any charges that may be imposed on such Account(s) pursuant to the terms of the Plan. Separate Subaccounts may be established under the Plan as set forth herein. As the context may require, “Account” shall also refer to such Subaccounts.
2.    A new definition of “Annual SIP” is added to Article II of the Plan as follows (inserted in proper alphabetical order, and subsequent sections are renumbered accordingly):
“Annual SIP” means cash incentives payable under a Sales Incentive Plan Policy in effect for a fiscal year that provides for an annual measurement performance period and annual payouts, including in each case all or any portion of such cash incentive which is paid in connection with an Eligible Employee’s termination of employment, determined without regard to any Cash Incentive Deferral.
3.    The definition of “Base Salary” in Article II of the Plan is amended and restated to read as follows:
“Base Salary” means the annual base salary to be paid by the Employer, including taxable family time off payments and taxable disability payments, without regard to Basic Deferrals hereunder. Base Salary shall not include, unless specifically authorized by the Company, bonuses, other cash incentives, overtime, distributions from this Plan, commissions, the value of any proceeds from the exercise of any qualified or non-qualified stock option, stock appreciation right, restricted stock award, restricted stock unit, performance share, performance unit, deferred compensation award, or other stock-based award, the proceeds from any stock purchase right under the Company’s employee stock purchase plans, incentive payments, non-monetary awards, auto allowances or any other form of compensation, whether taxable or non-taxable.
4.    The definition of “Bonus” in Article II of the Plan is amended and restated to read as follows:

“Bonus” means fiscal year cash bonus under a fiscal year bonus program maintained by the Employer and any other cash bonus payable to an Eligible Employee under a bonus program maintained by the Employer which the Company timely determines may be subject to an Election, including in each case all or any portion of such bonus which is paid in connection with an Eligible Employee’s termination of employment, determined without regard to any Cash Incentive Deferral.
5.    A new definition of “Cash Incentive” is added to Article II of the Plan as follows (inserted in proper alphabetical order, and subsequent sections are renumbered accordingly):
“Cash Incentive” means Bonus and Annual SIP.
6.    The definition of “Bonus Deferral” in Article II of the Plan is amended and restated as the definition of “Cash Incentive Deferral” to read as follows:
“Cash Incentive Deferral” means the percentage of a Participant’s Cash Incentive which the Participant defers pursuant to Section 4.2 of the Plan.
7.    The definition of “Deferrals” in Article II of the Plan is amended and restated to read as follows:
“Deferrals” means, as applicable to a Participant, Basic Deferrals, Cash Incentive Deferrals and/or Performance-Based Compensation Deferrals made pursuant to the terms of the Plan.
8.    The definition of “Eligible RSUs” in Article II of the Plan is amended and restated to read as follows:
“Eligible RSUs” means any Company restricted stock unit award that is granted to a Participant in respect of an Eligible Target Cash Incentive Amount.
9.    The definition of “Eligible Target Bonus Amount” in Article II of the Plan is amended and restated as the definition of “Eligible Target Cash Incentive Amount” to read as follows:
“Eligible Target Cash Incentive Amount” means the applicable fiscal year target cash bonus or other target cash incentive amount that would have otherwise been eligible to be paid in cash as a Cash Incentive that the Company elects to instead award in the form of Eligible RSUs.
10.    The definition of “Open Enrollment Period” in Article II of the Plan is amended and restated to read as follows:
“Open Enrollment Period” means such period as the Company may specify for Participants to submit an Election to make Deferrals under the Plan. The Open Enrollment Period shall begin on the date selected by the Company and end no later than (i) with respect to Basic Deferrals for any Plan Year, the December 31 before the first day of such Plan Year; (ii) with respect to Cash Incentive Deferrals, the day before the first day of the fiscal year period that includes the performance period for which the Cash Incentive may be earned; (iii)

with respect to Performance-Based Compensation Deferrals, the date that is six months before the end of the applicable performance period, provided the Participant performs services continuously from the later of the beginning of the performance period or the date the performance criteria are established through the date the Deferral Election is made and, provided, further that in no event may a Performance-Based Compensation Deferral Election be made after such Performance Based Compensation has become readily ascertainable within the meaning of Section 1.409A-2(a)(8) of the Treasury Regulations; and (iv) with respect to an Eligible Employee or Non-Employee Director who first becomes eligible to participate in the Plan, the date that is no later than thirty (30) days after first becoming an Eligible Employee or Non-Employee Director, provided that an Election may be made only with respect to Base Salary or Director Fees (as applicable) paid for services performed in and after the first payroll period beginning after the thirty (30)-day period in which such Election may be made and, provided further, that no Cash Incentive Deferral may be made with respect to any Cash Incentive after the first day of the fiscal year period that includes the performance period for which such Cash Incentive may be earned.
11.    The definition of “Total Adjusted Compensation” in Article II of the Plan is amended and restated to read as follows:
“Total Adjusted Compensation” for a Plan Year means the sum of the Total Compensation plus the Eligible Target Cash Incentive Amount for such Plan Year.
12.    The definition of “Total Compensation” in Article II of the Plan is amended and restated to read as follows:
“Total Compensation” for a Plan Year means wages as defined in Section 3401(a) of the Code, any Cash Incentive which is normally paid by the Employer to an Eligible Employee after the end of the fiscal year, and all other payments of compensation to an Eligible Employee by the Employer (in the course of the Employer’s trade or business) for which the Employer is required to furnish the Eligible Employee a written statement under Section 6041(d) or Section 6051(a)(3) of the Code for such Plan Year, excluding the following items: any bonus or other cash incentive other than a Cash Incentive which is normally paid by the Employer to an Eligible Employee after the end of the fiscal year, commissions, the value of a qualified, incentive or non-qualified stock option, stock appreciation right, restricted stock award, restricted stock unit, performance share, performance unit, deferred compensation award, or other stock-based award, granted to the Eligible Employee by the Company to the extent such value is includable in the Eligible Employee’s taxable income, reimbursements or other expense allowances, fringe benefits (cash and non-cash), moving expenses, deferred compensation and welfare benefits (which for this purpose do not include taxable family time off payments and taxable short term disability payments), but including amounts that are not includable in the gross income of the Eligible Employee under a salary reduction agreement by reason of the application of Section 125, 402(e)(3), 402(h), or 403(b) of the Code or by reason of an election of the Eligible Employee to defer amounts of Base Salary under this Plan. Total Compensation must be determined without regard to any rules under Section 3401(a) of the Code that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2) of the Code).
13.    Section 4.2 of the Plan is amended and restated to read as follows:
    “4.2    Cash Incentive Deferrals and Performance-Based Compensation Deferrals.

4.2.1    An Eligible Employee may elect to defer a percentage of any Cash Incentive and/or Performance-Based Compensation as set forth in an Election filed in the manner prescribed by the Company, subject to the provisions of this Article 4. Such Cash Incentive Deferrals and/or Performance-Based Compensation Deferrals shall not be paid to the Participant, but shall be withheld from the amounts otherwise payable to the Participant and credited to the Participant’s applicable Deferral Subaccount under the Plan.
4.2.2    The Cash Incentive Deferral Election and/or Performance-Based Compensation Deferral Election must be filed in the manner prescribed by the Company during the applicable Open Enrollment Period. A Cash Incentive and/or Performance-Based Compensation Deferral Election shall remain in effect until changed by the Participant during a subsequent Open Enrollment Period. Elections with respect to Cash Incentive Deferrals once made, shall be irrevocable for the applicable fiscal year that corresponds to or contains the applicable performance period and Performance-Based Compensation Deferrals, once made, shall be irrevocable for the applicable performance period.”
14.    Section 4.3(b) of the Plan is amended and restated to read as follows:
    “(b)    An Eligible Employee may not defer Cash Incentive and/or Performance-Based Compensation in an amount that exceeds 85% of Cash Incentive and/or Performance-Based Compensation determined prior to any reductions for tax withholding amounts (including, but not limited to, FICA and FUTA taxes), contributions to the Company’s 401(k) Plan, employee stock purchase plan(s), or Code Section 125 plan or other amounts that may reduce or be subtracted from Cash Incentive and/or Performance-Based Compensation.”
15.    Section 4.6.2.1 of the Plan is amended and restated to read as follows:
    “4.6.2.1    The Company will credit Approved Discretionary Contributions to the Discretionary Company Contributions Subaccount of an Eligible Employee for a Plan Year if with respect to such Plan Year: (i) the Company has determined that the Eligible Employee is among those designated as eligible to receive Matching Contributions; (ii) the Eligible Employee has made a Cash Incentive Deferral for such Plan Year; (iii) the Eligible Employee received Eligible RSUs in lieu of an Eligible Target Cash Incentive Amount for such Plan Year, and either (iv) the Eligible Employee is actively employed by the Employer on the first day following the end of such Plan Year, or (v) the Eligible Employee’s employment with the Employer is terminated during the Plan Year by the Employer without Cause or due to an Approved Termination (making such termination a “Qualifying Termination”).”
16.    Section 4.6.2.2 of the Plan is amended and restated to read as follows:

“4.6.2.2    If the Eligible Employee is actively employed by the Employer on the first day following the end of the Plan Year, the Approved Discretionary Contribution for the Eligible Employee for such Plan Year shall be equal to twenty-five percent (25%) of the Eligible Employee’s Cash Incentive Deferrals that would have otherwise been credited to his or her Account pursuant to such Eligible Employee’s Cash Incentive Deferral for the Plan Year if the Eligible Employee had received his or her Eligible Target Cash Incentive Amount in a cash payment during such Plan Year that was eligible for such Cash Incentive Deferral; provided, however that the amount of such Approved Discretionary Contribution is subject to adjustment pursuant to Sections 4.6.2.4 and 4.6.2.5.”
17.    Section 4.6.2.3 of the Plan is amended and restated to read as follows:
“4.6.2.3    If the Eligible Employee’s employment with the Employer is terminated during the Plan Year due to a Qualifying Termination, the Approved Discretionary Contribution for the Eligible Employee for such Plan Year shall be equal to the amount obtained by multiplying: (i) twenty-five percent (25%) of the Eligible Employee’s Cash Incentive Deferrals that would have otherwise been credited to his or her Account pursuant to the Cash Incentive Deferral for the Plan Year if the Eligible Employee had remained employed by the Employer on the first day following the end of the Plan Year and received his or her total Eligible Target Cash Incentive Amount in a cash payment during such Plan Year, by (ii) the applicable percentage of the Eligible RSU that was eligible to vest solely during such Plan Year and which had vested during such Plan Year prior to such Qualifying Termination, if any; provided, however that the amount of such Approved Discretionary Contribution is subject to adjustment pursuant to Sections 4.6.2.4 and 4.6.2.5.”
18.    The first sentence of Article V of the Plan is amended and restated to read as follows:
“Each Participant’s applicable Subaccounts shall be credited with the Participant’s Basic Deferrals, Cash Incentive and/or Performance-Based Compensation Deferrals, Matching Contributions and Discretionary Company Contributions, if any.”
19.    Section 6.2.1 of the Plan is amended and restated to read as follows:
“6.2.1    The Committee may designate the particular funds or contracts which shall constitute the Benchmark Funds with respect to Basic Deferrals, Cash Incentive Deferrals and/or Performance-Based Compensation Deferrals, Matching Contributions and Discretionary Company Contributions awarded in cash, and the Committee may, in its sole discretion, change or add to the Benchmark Funds; provided, however, that the Company shall notify Participants of any such change prior to the effective date of the change.”
20.    Section 9.3.1(b) of the Plan is amended and restated to read as follows:
“(b)    Effective for Basic Deferrals for Plan Years beginning after the Effective Date, Cash Incentive Deferrals for fiscal years beginning on or after the Effective Date, the Matching Contributions credited with respect to such

Deferrals, and any earnings thereon, a Participant’s Benefit relating to such amounts shall be paid in a single lump sum payment, unless the Participant specifies in an initial Election that (1) a distribution of Deferrals made pursuant to such Election (and any Matching Contributions credited with respect to such Election) in the event of Separation from Service (including Separation from Service due to Retirement) or Disability or (2) a distribution of Deferrals made pursuant to such Election (but not any Matching Contributions credited with respect to such Election) upon an In-Service Distribution Date shall be paid in annual installment payments of substantially equal amounts over a period as provided below:

Reason for Distribution	Installment Period
Separation from Service	1 to 10 Years
Disability	1 to 10 Years
In-Service Distribution Date(s)	2/3/4/5 Years”
21.    Section 9.3.1(d) of the Plan is amended and restated to read as follows:

    “(d)    The Participant’s method of distribution selected in an initial Election made during an Open Enrollment Period shall remain in effect for all future similar Deferrals until changed by the Participant during a subsequent Open Enrollment Period. Effective for Basic Deferrals for Plan Years beginning on and after January 1, 2013, and Cash Incentive Deferrals for fiscal years beginning on and after October 1, 2012, the Participant may make a separate annual distribution Election for each such Deferral amount.”
*    *    *    *

IN WITNESS WHEREOF, the undersigned certifies this Amendment No. 2 was approved by the HR & Compensation Committee of the Company’s Board of Directors on August 28, 2026.

QUALCOMM INCORPORATED

By:	/s/ Melissa Real

Melissa Real

Senior Director, Benefits and

Committee Chair